ASSET PURCHASE AGREEMENT



                             DATED OCTOBER 25, 2001



                                     BETWEEN



                         BIO-IMAGING TECHNOLOGIES, INC.



                                       AND



                                 QUINTILES, INC.

                                TABLE OF CONTENTS
                                -----------------
                                                                            Page

ARTICLE I       THE ASSET PURCHASE.............................................1
   1.1        Purchase and Sale of Assets......................................1
   1.2        Assumption of Liabilities........................................1
   1.3        Purchase Price...................................................1
   1.4        The Closing......................................................3
   1.5        Allocation.......................................................4
   1.6        Further Assurances...............................................4
   1.7        Registration Rights..............................................4

ARTICLE II      REPRESENTATIONS AND WARRANTIES OF THE SELLER...................4
   2.1        Organization, Qualification and Corporate Power..................4
   2.2        Authorization of Transaction.....................................4
   2.3        Noncontravention.................................................5
   2.4        Financial Statements.............................................5
   2.5        Absence of Certain Changes.......................................5
   2.6        Ownership and Condition of Assets................................6
   2.7        Real Property Leases.............................................7
   2.8        Intellectual Property............................................8
   2.9        Contracts........................................................9
   2.10       Insurance.......................................................10
   2.11       Unbilled Services...............................................11
   2.12       Litigation......................................................11
   2.13       Warranties......................................................11
   2.14       Employees.......................................................11
   2.15       Employee Benefits...............................................11
   2.16       Environmental Matters...........................................13
   2.17       Legal Compliance................................................13
   2.18       Customers and Suppliers.........................................13
   2.19       Permits.........................................................13
   2.20       Brokers' Fees.................................................. 13
   2.21       Disclosure......................................................14
   2.22       Certain Securities Laws Representations.........................14

ARTICLE III     REPRESENTATIONS AND WARRANTIES OF THE BUYER...................14
   3.1        Organization and Corporate Power................................14
   3.2        Authorization of the Transaction................................15
   3.3        Noncontravention................................................15
   3.4        Broker's Fees...................................................15
   3.5        Certificate of Incorporation and By-Laws........................15
   3.6        Capitalization..................................................15
   3.7        Reports and Financial Statements............................... 16
   3.8        Absence of Material Adverse Change..............................16
   3.9        Litigation......................................................17
   3.10       Legal Compliance................................................17
   3.11       Disclosure......................................................17

ARTICLE IV      CONDITIONS TO CLOSING.........................................17
   4.1        Conditions to Obligations of the Buyer..........................17
   4.2        Conditions to Obligations of the Seller.........................19

ARTICLE V       POST-CLOSING COVENANTS........................................20
   5.1        Assigned Contracts..............................................20
   5.2        Proprietary Information.........................................20
   5.3        Solicitation and Hiring.........................................21
   5.4        Non-Competition.................................................21
   5.5        Tax Matters.....................................................22
   5.6        Sharing of Data.................................................22
   5.7        Use of Name.....................................................22
   5.8        Collection and Billing of Accounts Receivable...................23
   5.9        Employees.......................................................23
   5.10       Delivery of Audited Financial Statements........................24
   5.11       Election of Seller's Designee to Buyer's Board of Directors.....24
   5.12       Listing of Shares...............................................24
   5.13       Bulk Transfer Laws..............................................24

ARTICLE VI      INDEMNIFICATION...............................................25
   6.1        Indemnification by the Seller...................................25
   6.2        Indemnification by the Buyer....................................25
   6.3        Indemnification Claims..........................................25
   6.4        Survival of Representations and Warranties......................28
   6.5        Limitations.....................................................28
   6.6        Treatment of Indemnity Payments.................................29

ARTICLE VII     DEFINITIONS...................................................29

ARTICLE VIII    MISCELLANEOUS.................................................38
   8.1        Press Releases and Announcements................................38
   8.2        No Third Party Beneficiaries....................................38
   8.3        Entire Agreement................................................38
   8.4        Succession and Assignment.......................................38
   8.5        Counterparts and Facsimile Signature............................38
   8.6        Headings........................................................38
   8.7        Notices.........................................................39
   8.8        Governing Law...................................................40
   8.9        Amendments and Waivers..........................................40
   8.10       Severability....................................................40
   8.11       Expenses........................................................40
   8.12       Submission to Jurisdiction......................................40
   8.13       Specific Performance............................................40
   8.14       Construction....................................................41

Exhibits

Exhibit A -             Note
Exhibit B -             Bill of Sale
Exhibit C -             Trademark Assignment
Exhibit D -             Instrument of Assumption
Exhibit E -             Registration Rights Agreement
Exhibit F -             Master Services Agreement
Exhibit G -             Opinion of Seller's counsel
Exhibit H -             Employment Agreement
Exhibit I -             Transition Services Agreement
Exhibit J -             Opinion of Buyer's counsel
Exhibit K -             Invention Assignment Agreement
Exhibit L -             Final Closing Balance Sheet

Schedules
---------

Disclosure Schedule
Schedule 1.1(a)-        Acquired Assets
Schedule 1.1(b) -       Excluded Assets
Schedule 1.3(b) -       Contracts
Schedule 1.5 -          Allocation of Purchase Price
Schedule 5.10 -         Transferred Employees

                            ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement is entered into as of October 25, 2001 by and between Bio-Imaging Technologies, Inc., a Delaware corporation (the "Buyer"), and Quintiles, Inc. a North Carolina corporation and wholly-owned subsidiary of Quintiles Transnational Corp. (the "Seller").

     This Agreement contemplates a transaction in which the Buyer will purchase from the Seller certain assets of the Seller's Intelligent Imaging business as defined under Article VII hereof.

     Capitalized terms used in this Agreement shall have the meanings ascribed to them in Article VII.

     In consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.

                                   ARTICLE I

                               THE ASSET PURCHASE

     1.1  Purchase and Sale of Assets.
          ---------------------------

          (a) Upon and subject to the terms and conditions of this Agreement, the Buyer shall purchase from the Seller, and the Seller shall sell, transfer, convey, assign and deliver to the Buyer, at the Closing, for the consideration specified below in this Article I, all right, title and interest in, to and under the Acquired Assets as set forth on Schedule 1.1(a).
                                          ---------------

          (b) Notwithstanding the provisions of Section 1.1(a), the Acquired Assets shall not include the Excluded Assets as set forth on Schedule 1.1(b).
                                                              ----------------

     1.2  Assumption of Liabilities.
          -------------------------

          (a) Upon and subject to the terms and conditions of this Agreement, the Buyer shall assume and become responsible for, from and after the Closing, the Assumed Liabilities.

          (b) Notwithstanding the terms of Section 1.2(a) or any other provision of this Agreement to the contrary, the Buyer shall not assume or become responsible for, and the Seller shall remain liable for, the Retained Liabilities.

     1.3  Purchase  Price.  The  Purchase  Price to be paid by the Buyer for the
          ---------------
Acquired Assets at the Closing shall be $1,000,000, plus the Additional Consideration (as defined in Section 1.3(b) below), payable as follows:

          (a)  Note.  $1,000,000  to be paid by Buyer to the  Seller in the form
               ----
of an unsecured, subordinated convertible promissory note, in the form attached hereto as Exhibit A (the "Note"), in the principal amount equal to $1,000,000,
          ---------
with interest per annum equal to the
rate as set forth in the Note. The Note will, among other things: (i) mature thirty-six (36) months from the Closing Date; (ii) require quarterly payments of principal and interest with respect to $500,000 of the principal amount; (iii) require the remaining $500,000 of the principal amount, plus accrued but unpaid interest, to be paid at maturity; (iv) be senior to all other indebtedness of the Buyer and require the Seller's consent to any new indebtedness incurred by the Buyer, except as set forth in the Note; and (v) be convertible any time prior to maturity (the "Conversion Date"), at the Seller's option, into such shares of restricted common stock of the Buyer, $0.00025 par value (the "Common Stock"). Such number of shares shall be calculated by dividing the principal and accrued but unpaid interest outstanding under the Note on the Conversion Date by the conversion price as set forth in the Note.

          (b)  Additional  Consideration.   The  additional  consideration  (the
               -------------------------
"Additional Consideration") shall be paid in shares of the Buyer's Common Stock based on a formula of $1.00 of Additional Consideration for each $1.00 of revenue earned for all cumulative revenues greater than $1,800,000 for the period beginning on the Closing Date and ending on December 31, 2002, which are derived from the Contracts included within the Acquired Assets and other agreements, understandings and arrangements as set forth on Schedule 1.3(b)
                                                                ----------------
attached hereto. To the extent such Additional Consideration is due under the terms of this Section 1.3(b), it shall be paid on or before February 15, 2003 (the "Payment Date"). The exact number of shares shall be calculated by dividing the Additional Consideration (less any indemnification obligations of the Seller as set forth in this Agreement) by the Exchange Price that would result on the Payment Date. The "Exchange Price" is defined as the average closing price of the Buyer's Common Stock as reported on the NASD OTC Bulletin Board (or such successor securities exchange on which the Common Stock is then traded) over the ten (10) consecutive trading days immediately preceding the Payment Date.

          (c)   Calculation.   For  purposes  of   calculating   the  Additional
                -----------
Consideration,cumulative revenues and related returns shall be determined in accordance with GAAP. In determining the amounts calculated under this Section 1.3, the Seller shall be entitled to receive from the Buyer, not less than thirty (30) days prior to the applicable Payment Date, a copy of the financial statements and calculations (the "Calculations") used in determining whether or not the Buyer was required to pay the Additional Consideration. Unless the Seller notifies the Buyer in writing within ten (10) business days of the Seller's receipt of the Calculations of any disagreement with the Calculations, the Calculations shall be final and binding. If the Seller notifies the Buyer of any disagreement with the Calculations within such ten (10) business day period and such disagreement cannot be satisfactorily resolved within an additional period of thirty (30) days, the disagreement as to the Calculations shall be submitted for final determination to Arthur Andersen LLP or such other nationally recognized accounting firm as the parties may agree upon ("Appeal Accountant"). Both parties shall be bound by the determination of the Appeal Accountant. If the calculation by the Appeal Accountant differs by less than 5% from the Buyer's Calculations, then the Seller shall bear the cost of any expenses associated with the Appeal Accountant. However, if the calculation by the Appeal Accountant differs by more than 5% from the Buyer's Calculations, then the Buyer shall bear the cost of such expenses. The Appeal Accountant shall render their final determination with respect to the resolution of such disputes which shall be binding on the Buyer and the Seller and deliver copies thereof to each such party.

          (d)  Maximum.  In no event  shall the number of shares to be issued to
               -------
the Seller under Section 1.3(b) of this Agreement exceed 646,247 shares (such number of shares equal to the difference between 1,750,000 shares and the number of shares that would have been issued at Closing, calculated by dividing $1,000,000 by the Exchange Price that would result on the Closing Date).

     1.4  The Closing.
          -----------

          (a) The Closing shall take place at the offices of Hale and Dorr LLP, 650 College Road East, Princeton, New Jersey 08540 commencing at 9:00 a.m. local time on the Closing Date. All transactions at the Closing shall be deemed to take place simultaneously, and no transaction shall be deemed to have been completed and no documents or certificates shall be deemed to have been delivered until all other transactions are completed and all other documents and certificates are delivered.

          (b) At the Closing:

               (i)  the  Seller   shall   deliver  to  the  Buyer  the   various
certificates, instruments and documents referred to in Section 4.1;

               (ii)  the  Buyer   shall   deliver  to  the  Seller  the  various
certificates, instruments and documents referred to in Section 4.2;

               (iii) the Seller shall execute and deliver to the Buyer a bill of sale in substantially the form attached hereto as Exhibit B, one or more
                                                         ----------
trademark  assignments in  substantially  the form attached hereto as Exhibit C,
                                                                      ---------
and such other instruments of conveyance (such as real estate deeds, assigned certificates or documents of title, assigned negotiable instruments and stock transfer powers) as the Buyer may reasonably request in order to effect the sale, transfer, conveyance and assignment to the Buyer of valid ownership of the Acquired Assets;

               (iv) the Buyer shall execute and deliver to the Seller an instrument of assumption in substantially the form attached hereto as Exhibit D
                                                                       ---------
and such other instruments as the Seller may reasonably request in order to effect the assumption by the Buyer of the Assumed Liabilities;

               (v) the Buyer shall pay to the Seller, the Purchase Price set forth in Section 1.3, by delivering the Note;

               (vi) the Seller shall deliver to the Buyer, or otherwise put the Buyer in possession and control of, all of the Acquired Assets of a tangible nature;

     1.5  Allocation.  The Buyer and the Seller  agree to allocate  the Purchase
          ----------
Price (and all other capitalizable costs) among the Acquired Assets and the non-solicitation and non-competition covenants set forth in Sections 5.3 and 5.4 for all purposes (including financial accounting and tax purposes) in accordance with the allocation schedule attached hereto as Schedule 1.5 which the parties
                                                  ------------
have mutually agreed upon.

     1.6  Further Assurances.  At  any  time  and  from  time  to time after the
          ------------------
Closing subject to any other provisions of this Agreement to the contrary, at the request of the Buyer and without further consideration, the Seller shall execute and deliver such other instruments of sale, transfer, conveyance and assignment and take such actions as the Buyer may reasonably request to more effectively transfer, convey and assign to the Buyer, and to confirm the Buyer's rights to, title in and ownership of, the Acquired Assets and to place the Buyer in actual possession and operating control thereof.

     1.7  Registration  Rights.  The Buyer shall provide the Seller with certain
          --------------------
registration rights, in each case on the terms and conditions set forth in the Registration Rights Agreement attached hereto as Exhibit E.
                                                 ---------

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

     The Seller represents and warrants to the Buyer that the statements contained in this Article II are true and correct, except as set forth in the Disclosure Schedule. The Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in Article II of this Agreement. The disclosures in any section or subsection of the Disclosure Schedule shall qualify only the corresponding section or subsection in this Article II, or any other section hereof where it is reasonably clear, upon a reading of such disclosure without any independent knowledge on the part of the reader regarding the matter disclosed, that the disclosure is intended to apply to such other section. For purposes of this
Article II, the phrase "to the knowledge of the Seller" or any phrase of similar import shall be deemed to refer to the actual knowledge of the Seller.

     2.1  Organization,  Qualification  and  Corporate  Power.  The  Seller is a
          ---------------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina. The Seller is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction listed in Section 2.1 of the Disclosure Schedule. The Seller has all requisite corporate power and authority to carry on the Business and to own and use the properties owned and used by it in the Business. The Seller has furnished to the Buyer complete and accurate copies of its Articles of Incorporation and by-laws. The Seller is not in violation of any provision of its Articles of Incorporation or by-laws.

     2.2  Authorization of Transaction.  The Seller has all requisite  corporate
          ----------------------------
power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform its obligations hereunder and thereunder. The execution and delivery by the Seller of this

Agreement, the performance by the Seller of this Agreement and the Ancillary Agreements and the consummation by the Seller of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Seller. This Agreement has been duly and validly executed and delivered by the Seller and constitutes, and each of the Ancillary Agreements, upon its execution and delivery by the Seller, will constitute, a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms subject to applicable bankruptcy and equitable principles.

     2.3  Noncontravention.  Neither the execution and delivery by the Seller of
          ----------------
this Agreement or the Ancillary Agreements, nor the consummation by the Seller of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the Articles of Incorporation or by-laws of the Seller,
(b) require on the part of the Seller any notice to or filing with, or any permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Seller is a party or by which the Seller is bound or to which any of the Acquired Assets is subject which, in all such cases, relate primarily to the Business, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation which would not adversely affect the consummation of the transactions contemplated hereby or (ii) any notice, consent or waiver, the absence of which would not adversely affect the consummation of the transactions contemplated hereby, (d) result in the imposition of any Security Interest upon any assets of the Business or (e) to its knowledge, violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Business.

     2.4  Financial  Statements.  The  Seller  has  provided  to the  Buyer  the
          ---------------------
Financial Statements of the Business. The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, fairly present the consolidated financial condition, results of operations and cash flows of the Seller as of the respective dates thereof and for the periods referred to therein and are consistent with the books  and  records  of  the  Seller;  provided,  however,  that  the  Financial
                                       --------   -------
Statements are subject to normal recurring year-end adjustments (which will not be material) and do not include footnotes.

     2.5  Absence of Certain  Changes. Since the Most Recent Balance Sheet Date,
          ---------------------------
(a) there has occurred no event or development which, individually or in the aggregate, has had, or could reasonably be expected to have in the future, a Material Adverse Effect on the Business, and (b) the Seller has conducted the Business in the Ordinary Course of Business and in compliance with all applicable laws and regulations and, to the extent consistent therewith, used its Reasonable Best Efforts to keep the physical assets of the Business in good working condition, keep available the services of the current officers and employees of the Business and preserved its relationships with the Business's customers, suppliers and others having business dealings with it. Without limiting the generality of the foregoing, since the Most Recent Balance Sheet Date, the Seller has not, solely with respect to the Business:

          (a) entered into, adopted or amended any Employee Benefit Plan or any employment or severance agreement or arrangement of the type described in
Section 2.15 or (except for normal increases in the Ordinary Course of Business for employees who are not Affiliates), increased in any manner the compensation or fringe benefits of, or materially modified the employment terms of, its directors, officers or employees, generally or individually, or paid any bonus or other benefit to its directors, officers or employees (except for existing payment obligations listed in Section 2.15 of the Disclosure Schedule) or hired any new officers or (except in the Ordinary Course of Business) any new employees;

          (b) acquired, sold, leased, licensed or disposed of any assets or property, other than purchases and sales of assets in the Ordinary Course of Business;

          (c) mortgaged or pledged any of its property or assets or subject any such property or assets to any Security Interest;

          (d) discharged or satisfied any Security Interest or paid any obligation or liability other than in the Ordinary Course of Business;

          (e) amended its charter, by-laws or other organizational documents in a manner that could have an adverse effect on the transactions contemplated by this Agreement;

          (f) changed its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP, or made any new elections, or changes to any current elections, with respect to Taxes that affect the Acquired Assets;

          (g) entered into, amended, terminated, took or omitted to take any action that would constitute a violation of or default under, or waived any rights under, any contract or agreement of a nature required to be listed in
Section 2.8 or Section 2.9 of the Disclosure Schedule;

          (h) made or committed to make any capital expenditure in excess of $1,000 per item or $10,000 in the aggregate;

          (i) instituted or settled any Legal Proceeding;

          (j) took any action or failed to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Seller set forth in this Agreement becoming untrue or (ii) any of the conditions to the Closing set forth in Article IV not being satisfied; or

          (k) agreed in writing or otherwise to take any of the foregoing actions.

     2.6  Ownership and Condition of Assets.
          ---------------------------------

          (a) The Seller is the true and lawful owner, and has good title to, all of the Acquired Assets, free and clear of all Security Interests, except as set forth in Section 2.6(a) of the Disclosure Schedule. Upon execution and delivery by the Seller to the Buyer of the instruments of conveyance referred to in Section 1.4(b)(iii), the Buyer will become the true and lawful owner of, and will receive good title to, the Acquired Assets, free and clear of all Security Interests other than those set forth in Section 2.6(a) of the Disclosure Schedule.

          (b) The Acquired Assets are sufficient for the conduct of the Seller's Business as presently conducted and as presently proposed to be conducted and, subject to the terms of the Transition Services Agreement, constitute all assets necessary to conduct the Business as presently conducted and as presently proposed to be conducted. Each tangible Acquired Asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used.

          (c) Section 2.6(c) of the Disclosure Schedule lists individually (i) all Acquired Assets which are fixed assets (within the meaning of GAAP) having a book value greater than $500, indicating the cost, accumulated book depreciation (if any) and the net book value of each such fixed asset as of the Most Recent
Fiscal Quarter End, and (ii) all other Acquired Assets of a tangible nature (other than inventories) whose book value exceeds $1,000.

          (d) Each item of equipment, motor vehicle and other asset that is being transferred to the Buyer as part of the Acquired Assets and that the Seller has possession of pursuant to a lease agreement or other contractual arrangement is in such condition that, upon its return to its lessor or owner under the applicable lease or contract, the obligations of the Seller to such lessor or owner will have been discharged in full.

     2.7  Real Property Leases. Section 2.7 of the Disclosure Schedule lists all
          --------------------
Leases and lists the term of such Lease, any extension and expansion options, and the rent payable thereunder. The Seller has made available to the Buyer complete and accurate copies of the Leases. With respect to each Lease:

          (a) such Lease is legal, valid, binding, enforceable and in full force and effect;

          (b) such Lease is assignable by the Seller to the Buyer without the consent or approval of any party (except as set forth in Section 2.7 of the Disclosure Schedule) and such Lease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing; and

          (c) the Seller, nor to the knowledge of the Seller, any other party, is in breach or violation of, or default under, any such Lease, and no event has occurred, is pending or, to the knowledge of the Seller, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Seller or, to the knowledge of the Seller, any other party under such Lease.

     2.8  Intellectual Property. With respect to the Intellectual Property used]
          ---------------------
exclusively in the conduct of the Business:

          (a) Section 2.8(a) of the Disclosure Schedule lists (i) each patent, patent application, copyright registration or application therefor, mask work registration or application therefor, and trademark, service mark and domain name registration or application therefor of the Business and (ii) each Customer Deliverable of the Business.

          (b) The Seller owns or has the right to use all Intellectual Property necessary (i) to use, manufacture, have manufactured, market and distribute the Customer Deliverables and (ii) to operate the Internal Systems. Upon execution and delivery by the Seller to the Buyer of the instruments of conveyance referred to in Section 1.4(b)(iii), each item of Seller Intellectual Property will be owned or available for use by the Buyer immediately following the Closing on substantially identical terms and conditions as it was immediately prior to the Closing. The Seller has taken all reasonable measures to protect the proprietary nature of each item of Seller Intellectual Property, and to maintain in confidence all trade secrets and confidential information, that it owns or uses with respect to the Business. No other person or entity has any rights to any of the Seller Intellectual Property owned by the Seller (except pursuant to agreements or licenses specified in Section 2.8(d) of the Disclosure Schedule), and, to the knowledge of the Seller, no other person or entity is infringing, violating or misappropriating any of the Seller Intellectual Property.

          (c) None of the Customer Deliverables, or the marketing, distribution, provision or use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity. None of the Internal Systems, or the use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity. Section 2.8(c) of the Disclosure Schedule lists any complaint, claim or notice, or written threat thereof, received by the Seller alleging any such infringement, violation or misappropriation; and the Seller has provided to the Buyer complete and accurate copies of all written documentation in the possession of the Seller relating to any such complaint, claim, notice or threat. The Seller has provided to the Buyer complete and accurate copies of all written documentation in the Seller's possession relating to claims or disputes known to the Seller concerning any Seller's Intellectual Property.

          (d) Section 2.8(d) of the Disclosure Schedule identifies each license or other agreement pursuant to which the Seller has licensed, distributed or otherwise granted any rights to any third party with respect to, any Seller Intellectual Property. Except as described in Section 2.8(d) of the Disclosure Schedule, the Seller has not agreed to indemnify any person or entity against any infringement, violation or misappropriation of any Intellectual Property rights with respect to any Customer Deliverables.

          (e) Section 2.8(e) of the Disclosure Schedule identifies each item of Seller Intellectual Property that is owned by a party other than the Seller, and the license or agreement pursuant to which the Seller uses it (excluding off-the-shelf software programs licensed by the Seller pursuant to "shrink wrap" licenses).

          (f) The Seller has not disclosed the source code for the Software or other confidential information constituting, embodied in or pertaining to the Software to any person or entity, except pursuant to the agreements listed in
Section 2.8(f) of the Disclosure Schedule, and the Seller has taken reasonable measure to prevent disclosure of such source code.

          (g) All of the copyrightable materials (including Software) incorporated in or bundled with the Customer Deliverables that have been created in the past three years have been created by employees of the Seller within the scope of their employment by the Seller or by independent contractors of the Seller who have executed agreements expressly assigning all right, title and interest in such copyrightable materials to the Seller. No portion of such copyrightable materials was jointly developed with any third party.

          (h) The Customer Deliverables and the Internal Systems necessary to conduct the Business are free from significant defects or programming errors and conform in all material respects to the written documentation and specification therefor.

     2.9  Contracts.
          ---------

          (a) Section 2.9 of the Disclosure Schedule lists the following agreements (written or oral) to which the Seller is a party as of the date of this Agreement and which is primarily related to the Business:

               (i) any agreement (or group of related agreements)for the lease of personal property from or to third parties providing for lease payments in excess of $10,000 per annum or having a remaining term longer than twelve (12) months;

               (ii) any agreement (or group of related agreements) for the purchase or sale of products or for the furnishing or receipt of services (A) which calls for performance over a period of more than one year, (B) which involves more than the sum of $10,000, or (C) in which the Seller has granted manufacturing rights, "most favored nation" pricing provisions or marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

               (iii) any agreement concerning the establishment or operation of a partnership, joint venture or limited liability company;

               (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) involving more than $1,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

               (v) any agreement for the disposition of any material portion of the assets primarily related to the Business (other than sales of products in the Ordinary Course of

Business) or any agreement for the acquisition of such assets (other than purchases of inventory or components in the Ordinary Course of Business);

               (vi)  any agreement concerning confidentiality or noncompetition;

               (vii) any employment or consulting agreement;

               (viii) any agreement involving any current or former officer, director or stockholder of the Seller or an Affiliate thereof who has or had a direct relationship with the Business;

               (ix) any agreement under which the consequences of a default or termination would reasonably be expected to have a Material Adverse Effect on the Business;

               (x) any agreement which contains any provisions requiring the Seller to indemnify any other party (excluding indemnities contained in agreements for the purchase, sale or license of products entered into in the Ordinary Course of Business); and

               (xi) any other agreement (or group of related agreements) either involving more than $10,000 or not entered into in the Ordinary Course of Business.

          (b) The Seller has made available to the Buyer a complete and accurate copy of each agreement listed in Section 2.8 or Section 2.9 of the Disclosure Schedule. With respect to each agreement so listed: (i) the agreement is legal, valid, binding and enforceable and in full force and effect as to the Seller;
(ii) for those agreements to which the Seller is a party, the agreement is assignable by the Seller to the Buyer without the consent or approval of any party (except as set forth in Section 2.3 of the Disclosure Schedule) and will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing; and (iii) neither the Seller nor, to the knowledge of the Seller, any other party, is in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the knowledge of the Seller, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Seller or, to the knowledge of the Seller, any other party under such agreement.

     2.10  Insurance.  Section  2.10  of  the  Disclosure  Schedule  lists  each
           ---------
insurance policy (including fire, theft, casualty, comprehensive general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Seller is a party and which is primarily related to the Business, all of which are in full force and effect. Such insurance policies are of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the Business. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy. All premiums due and payable under all such policies have been paid, and it is otherwise in compliance in all material respects with the terms of such policies.

     2.11  Unbilled  Services.  A complete  and  accurate  list of the  unbilled
           ------------------
services related to the Businessreflected on the Most Recent Balance Sheet is included in Section 2.11 of the Disclosure Schedule.

     2.12  Litigation. There is no Legal Proceeding which is pending or has been
           ----------
threatened in writing against the Seller related to the Business which (a) seeks either damages in excess of $5,000 or equitable relief or (b) in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement. There are no judgments, orders or decrees outstanding against the Seller with respect to the Business.

     2.13  Warranties.   No  product  or  service  manufactured,  sold,  leased,
           ----------
licensed or delivered by the Seller primarily related to the Business is subject to any guaranty, warranty, right of return, right of credit or other indemnity other than (i) the applicable standard terms and conditions of sale or lease of the Seller, which are set forth in Section 2.13 of the Disclosure Schedule, and
(ii) manufacturers' warranties for which the Seller has no actual liability, or to its knowledge, any potential liability.

     2.14  Employees.
           ---------

          (a) Section 2.14 of the Disclosure Schedule contains a list of all employees of the Business, along with the position and the annual rate of compensation of each such person. Each current or past employee of the Business has entered into a customary invention assignment, confidentiality, non-competition and non-solicitation agreement with the Seller. Section 2.14 of the Disclosure Schedule contains a list of all employees of the Business who are a party to a non-competition agreement with the Seller; copies of such agreements have been made available to the Buyer. To the knowledge of the Seller, no key employee or group of employees of the Business has any plans to terminate employment with the Seller (other than for the purpose of accepting employment with the Buyer following the Closing).

          (b) The Seller is not a party to or bound by any collective bargaining agreement, nor experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes, in each case with respect to employees of the Business. The Seller has no knowledge of any organizational effort made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Business.

     2.15  Employee Benefits.
           -----------------

          (a) Section 2.15(a) of the Disclosure Schedule contains a complete and accurate list of all Seller Plans, including any Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA and any multiemployer plan as defined in section 4001(a)(3) of ERISA. Complete and accurate copies of (i) all Seller Plans which have been reduced to writing, (ii) written summaries of all unwritten Seller Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and (iv) all annual reports filed on IRS Form 5500,

5500C or 5500R and (for all funded plans) all plan financial statements for the last five plan years for each Seller Plan, have been made available to the Buyer.

          (b) Each Seller Plan has been administered in all material respects in accordance with its terms and each of the Seller and the ERISA Affiliates has in all material respects met its obligations with respect to each Seller Plan and has made all required contributions thereto. The Seller, each ERISA Affiliate and each Seller Plan are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder (including Section 4980 B of the Code, Subtitle K, Chapter 100 of the Code and Sections 601 through 608 and Section 701 et seq. of ERISA). All filings and reports as to each Seller Plan required to have been submitted to the Internal Revenue Service or to the United States Department of Labor have been duly submitted. No Seller Plan has assets that include securities issued by the Seller or any ERISA Affiliate.

          (c) There are no Legal Proceedings (except claims for benefits payable in the normal operation of the Seller Plans and proceedings with respect to qualified domestic relations orders) against or involving any Seller Plan or asserting any rights or claims to benefits under any Seller Plan that could give rise to any material liability.

          (d) There are no unfunded obligations under any Seller Plan providing benefits after termination of employment to any employee of the Seller (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code or other applicable law and insurance conversion privileges under state law. The assets of each Seller Plan which is funded are reported at their fair market value on the books and records of such Seller Plan.

          (e) Section 2.15(e) of the Disclosure Schedule discloses each: (i) agreement with any stockholder, director, executive officer or other key employee of the Business (A) the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving the Seller or any Subsidiary of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee, or
(C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person related to the Business may receive payments from the Seller that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding the Seller relating to individuals associated with the Business, including any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan or Seller Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

          (f) Section 2.15(f) of the Disclosure Schedule sets forth the policy of the Seller with respect to accrued vacation, accrued sick time and earned time off and the amount of such liabilities applicable to employees of the Business as of the Most Recent Balance Sheet Date.

     2.16  Environmental  Matters.  The Seller has complied with all  applicable
           ----------------------
Environmental Laws applicable to the Business, except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a Seller Material Adverse Effect. There is no pending or, to the knowledge of the Seller, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Seller or any Subsidiary.

     2.17  Legal Compliance.  The Seller is currently conducting, and has at all
           ----------------
times conducted, the Business in compliance with each applicable law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Seller Material Adverse Effect. The Seller has not received any notice or communication from any Governmental Entity alleging noncompliance with any applicable law, rule or regulation.

     2.18 Customers and Suppliers. Schedule 1.3(b) sets forth a complete list of
          -----------------------  ---------------
all projects of the Business as of the Most Recent Balance Sheet Date and the amount of revenues accounted for by such customer during each such period and
(b) each supplier that is the sole supplier of any significant product or service to the Business. No such customer or supplier has indicated in writing within the past year that it will terminate its existing relationship with the Business. No unfilled customer order or commitment obligating the Seller to process, manufacture or deliver products or perform services with respect to the Business will result in a loss to the Seller upon completion of performance.

     2.19 Permits.  Section 2.19 of the Disclosure Schedule sets forth a list of
          -------
all Permits (including those issued or required under Environmental Laws and those relating to the occupancy or use of leased real property) issued to or held by the Seller. Such listed Permits are the only Permits that are required for the Seller to conduct the Business as presently conducted, except for those the absence of which, individually or in the aggregate, have not had and would not reasonably be expected to have a Seller Material Adverse Effect. Each such Permit is in full force and effect; the Seller is in compliance with the terms of each such Permit; and, to the knowledge of the Seller, no suspension or cancellation of such Permit is threatened. Each such Permit is assignable by the Seller to the Buyer without the consent or approval of any party.

     2.20  Brokers' Fees.   Neither  the  Seller  nor  any  Subsidiary  has  any
           -------------
liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     2.21  Disclosure.  No representation or warranty by the Seller contained in
           ----------
this Agreement, and no statement contained in the Disclosure Schedule or any other document, certificate or other instrument delivered by or on behalf of the Seller pursuant to this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

     2.22  Certain Securities Laws Representations.  With respect to the Note to
           ---------------------------------------
be acquired in connection with the purchase of the Acquired Assets hereunder:

          (a)  (i)   The Seller is an "accredited investor" as such term is
defined in Rule 501(a) promulgated under the Securities Act; or

               (ii) The Seller has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Note.

          (b) The Seller is receiving the Note for investment for its own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof, other than as contemplated hereby.

          (c)  The Seller  has  been  advised  that  a   restrictive  legend  in
substantially   the  following   form  shall  be  placed  on  the   certificates
representing such shares:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES ACT OF ANY STATE AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE 1933 ACT OR APPLICABLE STATE SECURITIES ACTS OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

     The Buyer represents and warrants to the Seller as follows:

     3.1  Organization  and Corporate  Power.   The Buyer is a corporation  duly
          ----------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. The Buyer has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

     3.2  Authorization of the Transaction.   The  Buyer has all requisite power
          --------------------------------
and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform its obligations hereunder and thereunder. The execution and delivery by the Buyer of this Agreement and the Ancillary Agreements and the consummation by the Buyer of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been duly and validly executed and delivered by the Buyer and constitutes a valid and binding obligation of the Buyer, enforceable against it in accordance with its terms.

     3.3  Noncontravention.  Neither the  execution and delivery by the Buyer of
          ----------------
this Agreement or the Ancillary Agreements, nor the consummation by the Buyer of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the Certificate of Incorporation or by-laws of the Buyer, (b) require on the part of the Buyer any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Buyer is a party or by which it is bound or to which any of its assets is subject, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation which would not adversely affect the consummation of the transactions contemplated hereby or (ii) any notice, consent or waiver the absence of which would not adversely affect the consummation of the transactions contemplated hereby, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or any of its properties or assets.

     3.4  Broker's Fees.   The Buyer has no liability or  obligation to pay  any
          -------------
fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     3.5 Certificate of Incorporation  and By-Laws.  True,  correct and complete
         -----------------------------------------
copies of the Certificate of Incorporation and By-Laws or equivalent organizational documents, each as amended to date, of the Buyer have been made available to the Seller. The Certificate of Incorporation and By-Laws, or equivalent organizational documents, of Buyer are in full force and effect. Buyer is not in violation of any provision of its Certificate of Incorporation, By-Laws or equivalent organizational documents.

     3.6  Capitalization.
          --------------

          (a) The authorized capital stock of the Buyer consists of 18,000,000 shares of Common Stock, par value $0.00025 per share. As of the date hereof, 8,259,212 shares of the Buyer's Common Stock were issued and outstanding. All of the issued and outstanding shares of the Buyer's Common Stock have been validly issued, and are fully paid and nonassessable, and are not subject to preemptive rights. Each share of the Buyer's Common Stock to be issued in connection with this Agreement has been duly authorized and, when so issued, will be fully paid and nonassessable, free and clear of any liens, will not be subject to preemptive rights, and will be freely transferable.

          (b) As of June 30, 2001, except as set forth in the Buyer Reports (as defined below): (i) there are no options, warrants or other agreements, arrangements or commitments of any character to which the Buyer is a party, requiring the Buyer to grant, issue or sell any shares of the capital stock or other equity interests of the Buyer; (ii) the Buyer has no obligation, contingent or otherwise, to repurchase, redeem or otherwise acquire any shares of the capital stock or other equity interests of the Buyer; and (iii) there are no voting trusts, proxies or other agreements or understandings to or by which the Buyer is a party or is bound with respect to the voting of any shares of capital stock or other equity interests of the Buyer.

     3.7  Reports and Financial Statements.   The Buyer has previously furnished
          --------------------------------
or made available to the Seller complete and accurate copies, as amended or supplemented, of (a) its Annual Report on Form 10-KSB for the fiscal year ended September 30, 2000, as filed with the Securities and Exchange Commission (the "SEC"), (b) its Proxy Statement and related materials filed with the SEC in connection with its 2001 Annual Meeting of Stockholders, and (c) all other reports filed by the Buyer under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC since September 30, 2000 (such reports are collectively referred to herein as the "Buyer Reports"). The Buyer Reports constitute all of the documents required to be filed by the Buyer under the Securities Act or the Exchange Act with the SEC from September 30, 2000 through the date of this Agreement. The Buyer Reports complied in all material respects with, the requirements of the Securities Act, Exchange Act and the rules and regulations thereunder when filed. As of their respective dates, or if amended as of the date of the last such amendment, the Buyer Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents required to be filed by the Buyer with the SEC after the date hereof and prior to the Closing will comply in all material respects with the requirements of the Securities Act, Exchange Act and the rules and regulations thereunder and none of such documents will contain any untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Buyer included in the Buyer Reports to be included in any reports required to be filed after the date hereof and prior to Closing, (i) complied, or will comply, as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto when filed, (ii) were prepared, or will be prepared, in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-QSB under the Exchange Act), (iii) fairly present, or will fairly present, the consolidated financial condition, results of operations and cash flows of the Buyer as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent, or will be consistent, with the books and records of the Buyer. Since September 30, 2000, the Buyer has not incurred any liabilities or obligations of any nature, individually or in the aggregate, that would have a Buyer Material Adverse Effect.

     3.8  Absence of Material Adverse Change.   Since  September  30, 2000,  the
          ----------------------------------
Buyer has conducted its business and operations in the ordinary and usual course consistent with past practice, except where such failure would not have a Buyer Material Adverse Effect, and there has not occurred: (i) as of the date hereof, any event, condition or occurrence having or that would have, individually or in the aggregate, a Buyer Material Adverse Effect; (ii) any damage, destruction or loss (whether or not covered by insurance) having or which would have, individually or in the aggregate, a Buyer Material Adverse Effect; or (iii) a distribution of any kind by the Buyer on any class of its capital stock.

     3.9  Litigation.  Except as disclosed in the  Buyer Reports, as of the date
          ----------
of this Agreement, there is no Legal Proceeding which is pending or, to the Buyer's knowledge, threatened against the Buyer or any subsidiary of the Buyer which, if determined adversely to the Buyer or such subsidiary, could have, individually or in the aggregate, a Buyer Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement. There are no judgments, orders or decrees outstanding against the Buyer.

     3.10  Legal Compliance.  The Buyer is currently  conducting, and has at all
           ----------------
times conducted, its business in compliance with applicable law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, except for any violation or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Buyer Material Adverse Effect. The Buyer has not received any notice or communication from any Governmental Entity alleging noncompliance with any applicable law, rule or regulation.

     3.11  Disclosure.  No representation  or warranty by the Buyer contained in
           ----------
this Agreement, and no statement contained in any document, certificate or other instrument delivered or to be delivered by or on behalf of the Buyer at Closing pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. The Buyer has disclosed to the Seller or in the Buyer's periodic and other filings with the SEC all material information relating to the business of the Buyer or the transactions contemplated by this Agreement.

                                   ARTICLE IV

                              CONDITIONS TO CLOSING

     4.1  Conditions to  Obligations  of the Buyer.  The obligation of the Buyer
          ----------------------------------------
to consummate the transactions contemplated by this Agreement to be consummated at the Closing is subject to the satisfaction of the following conditions:

          (a) the Seller shall have obtained at its own expense (and shall have provided copies thereof to the Buyer) all of the assignments, waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, including from all applicable Governmental Entities and necessary third parties, which are required on the part of the Seller, except for any failure of which to obtain or effect would not, individually or in the aggregate, have a material adverse effect on the right of the Buyer to own, operate or control the Acquired Assets following the Closing or on the ability of the Parties to consummate the transactions contemplated by this Agreement;

          (b) the Buyer shall have received an executed Master Services Agreement, substantially in the form attached hereto as Exhibit F, entered into
                                                         ---------
by and between the Buyer and the Seller for all contracts of the Seller relating to the Business which are performed under agreements between the Seller and certain sponsors which cannot be assigned to the Buyer;

          (c) the representations and warranties of the Seller set forth in the first sentence of Section 2.1 and in Section 2.2 and any representations and warranties of the Seller set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and all other representations and warranties of the Seller set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties shall be true and correct as of such date);

          (d) the Seller shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing;

          (e) no Legal Proceeding shall be pending or threatened relating primarily to the Business wherein an unfavorable judgment, order, decree, stipulation or injunction would in any reasonably foreseeable way (i) prevent consummation of the transactions contemplated by this Agreement, (ii) cause the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect adversely the right of the Buyer to own, operate or control any of the Acquired Assets, or to conduct the Business as currently conducted, following the Closing, and no such judgment, order, decree, stipulation or injunction shall be in effect;

          (f)  the  Seller  shall  have   delivered  to  the  Buyer  the  Seller
Certificate;

          (g) the Seller shall have delivered to the Buyer an update, as of the Closing Date, of each list contained in the Disclosure Schedule that lists or describes Acquired Assets (including the lists set forth in Sections 2.6(c), 2.7, 2.8, 2.9, 2.10, 2.15(a) and 2.19 of the Disclosure Schedule);

          (h) the Seller shall have delivered to the Buyer documents evidencing the release or termination of all Security Interests on the Acquired Assets, and copies of filed UCC termination statements with respect to all UCC financing statements evidencing Security Interests;

          (i) the Seller shall have provided to the Buyer all necessary documentation of (i) compliance with any applicable environmental transfer statute and (ii) transfer of all material Permits required under Environmental Laws;

          (j) the Buyer shall have received from counsel to the Seller an opinion in substantially the form attached hereto as Exhibit G, addressed to the
                                                     ---------
Buyer and dated as of the Closing Date;

          (k) the Buyer shall have received such other certificates and instruments (including certificates of good standing of the Seller in its jurisdiction of organization and the various foreign jurisdictions in which it is qualified, certified charter documents, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing;

          (l) the Buyer shall have received an executed Employment Agreement, substantially in the form attached hereto as Exhibit H, with each of John
                                                  ----------
Ceccoli and Dawn Flitcraft; and

          (m) the Buyer shall have received from the Seller an executed Transition Services Agreement, substantially in the form attached hereto as
Exhibit I.
---------

     4.2  Conditions to Obligations of the Seller.  The obligation of the Seller
          ---------------------------------------
to consummate the transactions contemplated by this Agreement to be consummated at the Closing is subject to the satisfaction of the following conditions:

          (a) the representations and warranties of the Buyer set forth in the first sentence of Section 3.1 and in Section 3.2 and any representations and warranties of the Buyer set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and all other representations and warranties of the Buyer set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties shall be true and correct as of such date);

          (b) the Buyer shall have performed or complied in all material respects with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing;

          (c) no Legal Proceeding shall be pending or threatened wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of the transactions contemplated by this Agreement or (ii) cause the transactions contemplated by this Agreement to be rescinded following consummation;

          (d)  the  Buyer  shall  have   delivered   to  the  Seller  the  Buyer
Certificate;

          (e) the Seller shall have received from counsel to the Buyer an opinion in substantially the form attached hereto as Exhibit J, addressed to the
                                                     ---------
Seller and dated as of the Closing Date;

          (f) the Seller shall have received such other certificates and instruments (including certificates of good standing of the Buyer in its jurisdiction of organization, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing;

          (g) the Seller shall have received from the Buyer the executed Registration Rights Agreement, Transition Services Agreement and Master Services Agreement;

          (h) the Buyer shall have appointed to its Board of Directors an individual designated by the Seller who will serve until the Buyer's next annual stockholders' meeting at which directors are elected, and subject to Section 5.12, such person will serve until his successor is duly elected and qualified; and

          (i)  The Seller shall have received letters of  resignation  from John
Ceccoli and Dawn Flitcraft under which such individuals voluntarily terminate their employment with Seller effective immediately prior to Closing.

                                   ARTICLE V

                             POST-CLOSING COVENANTS

          5.1  Assigned Contracts. If (i) any of the Assigned Contracts or other
               ------------------
assets or rights constituting Acquired Assets may not be assigned and transferred by the Seller to the Buyer (as a result of either the provisions thereof or applicable law) without the consent or approval of a third party,
(ii) the Seller, after using its Reasonable Best Efforts, is unable to obtain such consent or approval prior to the Closing and (iii) the Closing occurs nevertheless, then (A) such Assigned Contracts and/or other assets or rights shall not be assigned and transferred by the Seller to the Buyer at the Closing and the Buyer shall not assume the Seller's liabilities or obligations with respect thereto at the Closing, (B) the Seller shall continue to use its Reasonable Best Efforts to obtain the necessary consent or approval as soon as practicable after the Closing, (but Seller shall not be required to make any payment to any Person or forego any benefits to obtain such consent or approval) and (C) upon the obtaining of such consent or approval, the Buyer and the Seller shall execute such further instruments of conveyance (in substantially the form executed at the Closing) as may be necessary to assign and transfer such Assigned Contracts and/or other assets or rights (and the associated liabilities and obligations of the Seller) to the Buyer within thirty (30) days of the Closing Date. After such thirty (30)-day period, if any Assigned Contracts have not been assigned to the Buyer after the Reasonable Best Efforts of the Seller as provided above, then such Assigned Contracts may be agreed upon to become a part of, and may be agreed upon to be performed pursuant to, the Master Services Agreement, upon the mutual written consent of the Buyer and the Seller.

          5.2  Proprietary  Information. From and after the Closing, each of the
               ------------------------
Buyer and the Seller shall use its best efforts to cause all of its Affiliates to comply with the terms of the Confidentiality Agreement, dated June 12, 2001, between the Buyer and the Seller, and in furtherance of such Confidentiality Agreement, from and after the Closing, each of the Buyer and the Seller shall not disclose or make use of, and shall use its best efforts to cause all of its Affiliates not to disclose or make use of, any knowledge, information or documents of a confidential nature or not generally known to the public with respect to the Business of the Seller or the Buyer or the Buyer's business (including the financial information, technical information or data relating to the Business's products and names of customers of the Business), except to the extent that such knowledge, information or documents shall have become public knowledge other than through improper disclosure by either the Buyer or the Seller or an Affiliate thereof, as the case may be. Each of the Buyer and the Seller shall enforce, for the benefit of the other, all confidentiality, invention assignments and similar agreements between either the Buyer or the Seller and any other party relating to the Acquired Assets or the Business which are not Assigned Contracts.

     5.3  Solicitation  and  Hiring.  For a period  of two (2)  years  after the
          -------------------------
Closing Date, neither the Seller nor the Buyer shall (i) request, induce or attempt to influence any distributor or supplier of goods or services to any other party to curtail or cancel any business they may transact with the other party, (ii) request, induce or attempt to influence any customers of any other party that have done business with or potential customers which have been in contact with the other party to curtail or cancel any business they may transact with the other party, (iii) request, induce or attempt to influence any employee of any other party to terminate his or her employment or consulting agreement with such other party or (iv) request, induce or attempt to influence any Governmental Entity or regulatory authority to terminate, revoke or materially and adversely alter or impair any license held, owned, used or reserved for the other party.

     5.4  Non-Competition.
          ---------------

     (a) For a period of two (2) years after the Closing Date, the Seller shall not, either directly or indirectly as a stockholder, investor, partner, consultant or otherwise, (i) design, develop, manufacture, market, sell or license any product or provide any service anywhere in the world which is competitive with any product designed, developed (or under development), manufactured, sold or licensed or any service provided by the Business within the one-year period prior to the Closing Date or (ii) engage anywhere in the world in any business competitive with the Business as conducted as of the Closing Date or during the one-year period prior to the Closing Date; provided,
                                                                       --------
however,  the  Seller may make an  investment  in any  public  traded  competing
-------
business for up to two percent (2%) of the outstanding capital stock of such company; and, provided, further, that if the Seller subcontracts for services,
               --------   -------
at the request of a client, substantially similar to the Business, such action shall not be deemed to be competitive to the Business as provided above.

     (b) The Seller agrees that the duration and geographic scope of the non-competition provision set forth in this Section 5.4 are reasonable. In the event that any court determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the Parties agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The Parties intend that this non-competition provision shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United

States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective.

          (c) The Seller shall, and shall use its Reasonable Efforts to cause its Affiliates to, refer all inquiries regarding the Business to the Buyer.

     5.5  Tax Matters.
          -----------

          (a) Any agreement between the Seller and any of the Subsidiaries regarding allocation or payment of Taxes or amounts in lieu of Taxes shall be deemed terminated at and as of the Closing.

          (b) All transfer taxes, deed excise stamps and similar charges related to the sale of the Acquired Assets contemplated by this Agreement shall be paid by the Seller.

     5.6  Sharing of Data.
          ---------------

          (a) The Seller shall have the right for a period of seven years following the Closing Date to have reasonable access to such books, records and accounts, including financial and tax information, correspondence, production records, employment records and other records that are transferred to the Buyer pursuant to the terms of this Agreement for the limited purposes of concluding its involvement in the Business conducted prior to the Closing Date and for complying with its obligations under applicable securities, tax, environmental, employment or other laws and regulations. The Buyer shall have the right for a period of seven years following the Closing Date to have reasonable access on advance notice and during regular business hours to those books, records and accounts, including financial and accounting records (including the work papers of the Seller's independent accountants), tax records, correspondence, production records, employment records and other records relating primarily to the Business that are retained by the Seller pursuant to the terms of this Agreement to the extent that any of the foregoing is needed by the Buyer for the purpose of conducting the Business after the Closing and complying with its obligations under applicable securities, tax, environmental, employment or other laws and regulations. Neither the Buyer nor the Seller shall destroy any such books, records or accounts retained by it outside of the Ordinary Course of Business without first providing the other Party with the opportunity to obtain or copy such books, records, or accounts at such other Party's expense.

          (b) Promptly upon request by the Buyer made at any time following the Closing Date, the Seller shall authorize the release to the Buyer of all files pertaining to the Acquired Assets held by any federal, state, county or local authorities, agencies or instrumentalities.

     5.7  Use of Name.  The  Seller  shall  not use,  and shall  not  permit any
          -----------
Affiliate to use, the name Intelligent Imaging or any name reasonably similar thereto after the Closing Date in connection with any business related to, competitive with, or an outgrowth of, the business conducted by the Seller on the date of this Agreement.

     5.8  Collection and Billing of Accounts Receivable.
          ---------------------------------------------

          (a) The Seller agrees that it shall forward promptly to the Buyer any monies, checks or instruments received by the Seller after the Closing Date with respect to the accounts receivable earned by the Buyer for services rendered by the Buyer after the Closing. The Buyer agrees that it shall forward promptly to the Seller any monies, checks or instruments received by the Buyer after the Closing Date with respect to the accounts receivable earned by the Seller for services rendered by the Seller prior to the Closing Date.

          (b) The Buyer will collect all monies associated with the unbilled services set forth in the Final Closing Balance Sheet to the extent such services were rendered pursuant to executed agreements or purchase orders.

          (c) The Seller and the Buyer shall continue to perform their respective obligations as set forth in more detail in the Transition Services Agreement for the term of that agreement.

     5.9  Employees.
          ---------

          (a)  Effective  as of the  Closing,  Buyer  shall  offer to employ all persons listed in Schedule 5.10. Each such offer of employment shall be on terms
                  -------------
and conditions, including employee benefit plans, that, taken as a whole, are at least as favorable as the terms and conditions of employment, including employee benefit plans, provided to such persons as of the date hereof. Each such person who accepts an offer of employment from Buyer effective as of the Closing shall be referred to herein as a "Transferred Employee." The Buyer shall have each such key employee of the Seller that the Buyer wishes to retain execute an Invention Assignment Agreement, substantially in the form attached hereto as Exhibit K.
---------

          (b) From and after the Closing Date, Buyer shall recognize any prior accrued service credit, credit towards satisfying deductible expense requirements, out-of-pocket expense limits of all Transferred Employees and/or such Transferred Employees' dependants as of the Closing Date for all purposes under Buyer benefit plans and Buyer's benefits and compensation arrangements (including, but not limited to, eligibility to participate and vesting). Buyer and Seller agree that where applicable with respect to any medical or dental benefit plan of Buyer, Buyer shall waive, with respect to any Transferred Employees, any pre-existing condition exclusion (to the extent such exclusion would not have applied under the applicable plan of Seller).

          (c) Buyer shall provide continuation health care coverage to all Transferred Employees and their qualified beneficiaries who incur a "qualifying event" after the Closing Date in accordance with and to the extent required, under the continuation health care coverage requirements of Section 4980D of the Code and Sections 601 through 608 of ERISA ("COBRA"). Seller shall be responsible for providing continuation coverage and all related notices to the extent required by law to any Transferred Employees (or qualified beneficiary) who incurs a "qualifying event" under COBRA on or before the Closing Date.

          (d) The Buyer agrees to provide any required notice under the Worker Adjustment and Retraining Notification Act, as amended (the "WARN Act"), and to otherwise comply with the WARN Act with respect to any "plant closing" or "mass layoff" (as defined in the WARN Act), affecting the Transferred Employees and occurring on or after the Closing Date. The Buyer shall indemnify and hold harmless the Seller and its Affiliates with respect to any liability under the WARN Act arising from the actions of the Buyer or its Affiliates on or after the Closing Date.

          (e) The Seller agrees to provide any required notice under the Worker Adjustment and Retraining Notification Act, as amended (the "WARN Act"), and to otherwise comply with the WARN Act with respect to any "plant closing" or "mass layoff" (as defined in the WARN Act), affecting all terminated employees of the Business, other than the Transferred Employees, and occurring on or after the Closing Date. The Seller shall indemnify and hold harmless the Buyer and its Affiliates with respect to any liability under the WARN Act arising from the actions of the Seller or its Affiliates on or after the Closing Date.

     5.10 Delivery of Audited  Financial  Statements.  Within sixty (60) days of
          ------------------------------------------
the Closing Date, the Seller will deliver to the Buyer the audited financial statements of the Business (balance sheet, statement of operations, shareholders' equity and cash flows) for the twelve months ended September 30, 2000 and September 30, 2001 (the "Business's Audited Financial Statements"). The Business's Audited Financial Statements will be complete and correct in all material respects and will have been prepared in accordance with Regulation S-X promulgated under the federal securities laws and generally accepted accounting principles applied on a consistent basis throughout the periods indicated.

     5.11  Election  of  Seller's  Designee to Buyer's  Board of  Directors.  At
           ----------------------------------------------------------------
the next meeting of the Buyer's stockholders at which directors are elected, the Buyer will cause the Board of Directors of the Buyer to nominate and recommend the election by the Buyer's stockholders and use its Reasonable Efforts to effect the election as director of one individual designated by the Seller. Any vacancy created by the death, disability, retirement or removal of such individual prior to the 2003 Annual Meeting shall be filled by an individual similarly designated by Seller.

     5.12  Listing  of  Shares.  The  Buyer  shall  cause  such  shares  of  the
           -------------------
Buyer's Common Stock issued upon conversion of the Note or as Additional Consideration to be listed for trading on the NASD OTC Bulletin Board or on such securities exchange on which such shares are then listed.

     5.13  Bulk Transfer Laws.  The Buyer hereby waives compliance by the Seller
           ------------------
with the provisions of any so-called "bulk transfer law" (including without limitation bulk transfer laws relating to Taxes) of any jurisdiction in connection with the sale of the Acquired Assets to the Buyer.

                                   ARTICLE VI

                                 INDEMNIFICATION

     6.1  Indemnification by the Seller. The Seller shall indemnify the Buyer in
          -----------------------------
respect of, and hold the Buyer harmless against, Damages incurred or suffered by the Buyer or any Affiliate thereof resulting from, relating to or constituting:

          (a) any breach of any representation or warranty of the Seller contained in this Agreement, any Ancillary Agreements or any other agreement or instrument (including the Seller Certificate) furnished by the Seller to the Buyer pursuant to this Agreement;

          (b) any failure to perform any covenant or agreement of the Seller contained in this Agreement, any Ancillary Agreement or any agreement or instrument furnished by the Seller to the Buyer pursuant to this Agreement;

          (c)  any Retained Liabilities;

          (d) the failure of the Buyer and the Seller, in connection with the sale of the Acquired Assets by the Seller to the Buyer pursuant to this Agreement, to comply with, and obtain for the Buyer the benefits afforded by compliance with, any applicable bulk transfers laws; or

          (e) the failure by the Seller to deliver the Acquired Assets free of the Security Interests relating to those financing statements set forth on
Section 2.6(c) of the Disclosure Schedule.

     6.2  Indemnification  by the Buyer. The Buyer shall indemnify the Seller in
          -----------------------------
respect of, and hold it harmless against, any and all Damages incurred or suffered by the Seller resulting from, relating to or constituting:

          (a) any breach of any representation or warranty of the Buyer contained in this Agreement, any Ancillary Agreement or any other agreement or instrument (including the Buyer Certificate) furnished by the Buyer to the Seller pursuant to this Agreement;

          (b) any failure to perform any covenant or agreement of the Buyer contained in this Agreement, any Ancillary Agreement or any other agreement or instrument furnished by the Buyer to the Seller pursuant to this Agreement; or

          (c)  any Assumed Liabilities.

     6.3  Indemnification Claims.
          ----------------------

          (a) An Indemnified Party shall give written notification to the Indemnifying Party of the commencement of any Third Party Action. Such notification shall be given within twenty (20) days after receipt by the Indemnified Party of notice of such Third Party Action, and shall describe in reasonable detail (to the extent known by the Indemnified Party) the facts constituting the basis for such Third Party Action and the amount of the claimed damages; provided, however, that no delay or failure on the part of the Indemnified Party in so notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure. Within twenty (20) days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such Third Party Action with counsel reasonably satisfactory to the Indemnified Party; provided that the Indemnifying Party may not assume control of the defense of Third Party Action involving criminal liability or in which equitable relief is sought against the Indemnified Party. If the Indemnifying Party does not, or is not permitted under the terms hereof to, so assume control of the defense of a Third Party Action, the Indemnified Party shall control such defense. The Non-controlling Party may participate in such defense at its own expense. The Controlling Party shall keep the Non-controlling Party advised of the status of such Third Party Action and the defense thereof and shall consider in good faith recommendations made by the Non-controlling Party with respect thereto. The Non-controlling Party shall furnish the Controlling Party with such information as it may have with respect to such Third Party Action (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such Third Party Action. The fees and expenses of counsel to the Indemnified Party with respect to a Third Party Action shall be considered Damages for purposes of this Agreement if (i) the Indemnified Party controls the defense of such Third Party Action pursuant to the terms of this Section 6.3(a) or (ii) the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes that the Indemnifying Party and the Indemnified Party have conflicting interests or different defenses available with respect to such Third Party Action. The Indemnifying Party shall not agree to any settlement of, or the entry of any judgment arising from, any such Third Party Action without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld, conditioned or delayed; provided that the consent of the Indemnified Party shall not be required if the Indemnifying Party agrees in writing to pay any amounts payable pursuant to such settlement or judgment and such settlement or judgment includes a complete release of the Indemnified Party from further liability and has no other adverse effect on the Indemnified Party. The Indemnified Party shall not agree to any settlement of, or the entry of any judgment arising from, any such Third Party Action without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, conditioned or delayed.

          (b) In order to seek indemnification under this Article VI, an Indemnified Party shall deliver a Claim Notice to the Indemnifying Party.

          (c) Within twenty (20) days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party the Response, in which the Indemnifying Party shall do one of the following: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case the written response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Claimed Amount, by check or by wire transfer; (ii) agree that the Indemnified Party is entitled to receive the Agreed Amount (in which case the written response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Agreed Amount, by check or by wire transfer; or (iii) dispute that the Indemnified Party is entitled to receive any of the Claimed Amount. If the Response creates a Dispute, the Indemnifying Party and the Indemnified Party shall follow the procedures set forth in Section 6.3(d) for the resolution of such Dispute.

          (d) During the ninety (90)-day period following the delivery of a Response that reflects a Dispute, the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve the Dispute. If the Dispute is not resolved within such ninety (90)-day period, the Indemnifying Party and the Indemnified Party shall discuss in good faith the submission of the Dispute to an ADR Procedure. In the event the Indemnifying Party and the Indemnified Party agree upon an ADR Procedure, such parties shall, in consultation with the ADR Service, promptly agree upon a format and timetable for the ADR Procedure, agree upon the rules applicable to the ADR Procedure, and promptly undertake the ADR Procedure. The provisions of this Section 6.3(d) shall not obligate the
Indemnifying Party and the Indemnified Party to pursue an ADR Procedure or prevent either such party from pursuing the Dispute in a court of competent jurisdiction; provided that, if the Indemnifying Party and the Indemnified Party agree to pursue an ADR Procedure, neither the Indemnifying Party nor the Indemnified Party may commence litigation or seek other remedies with respect to the Dispute prior to the completion of such ADR Procedure. Any ADR Procedure undertaken by the Indemnifying Party and the Indemnified Party shall be considered a compromise negotiation for purposes of federal and state rules of evidence, and all statements, offers, opinions and disclosures (whether written or oral) made in the course of the ADR Procedure by or on behalf of the Indemnifying Party, the Indemnified Party or the ADR Service shall be treated as confidential and, where appropriate, as privileged work product. Such statements, offers, opinions and disclosures shall not be discoverable or admissible for any purposes in any litigation or other proceeding relating to the Dispute (provided that this sentence shall not be construed to exclude from discovery or admission any matter that is otherwise discoverable or admissible). The fees and expenses of any ADR Service used by the Indemnifying Party and the Indemnified Party shall be shared equally by the Indemnifying Party and the Indemnified Party.

          (e) Notwithstanding the other provisions of this Section 6.3, if a third party asserts (other than by means of a lawsuit) that an Indemnified Party is liable to such third party for a monetary or other obligation which may constitute or result in Damages for which such Indemnified Party may be entitled to indemnification pursuant to this Article VI, and such Indemnified Party reasonably determines that it has a valid business reason to fulfill such obligation because not to do so would cause the Indemnified Party substantial harm, then (i) such Indemnified Party shall be entitled to satisfy such obligation, without prior notice to or consent from the Indemnifying Party, (ii) such Indemnified Party may subsequently make a claim for indemnification in accordance with the provisions of this Article VI, and (iii) such Indemnified Party shall be reimbursed, in accordance with the provisions of this Article VI, for any such Damages for which it is entitled to indemnification pursuant to this Article VI (subject to the right of the Indemnifying Party to dispute the Indemnified Party's entitlement to indemnification, or the amount for which it is entitled to indemnification, under the terms of this Article VI).

     6.4 Survival of Representations  and Warranties.  All  representations  and
         -------------------------------------------
warranties contained in this Agreement, the Seller Certificate or the Buyer Certificate shall (a) survive the Closing and (b) shall expire on the date eighteen (18) months following the Closing Date, except that (i) the representations and warranties set forth in Sections 2.1 2.2, 3.1 and 3.2 (and the portion of the Seller Certificate or the Buyer Certificate relating thereto) shall survive the Closing without limitation and (ii) the representations and warranties set forth in Sections 2.15 and 2.16 (and the portion of the Seller Certificate relating thereto) shall survive until thirty (30) days following expiration of all statutes of limitation applicable to the matters referred to therein. If an Indemnified Party delivers to an Indemnifying Party, before expiration of a representation or warranty, either a Claim Notice based upon a breach of such representation or warranty, or an Expected Claim Notice, then the applicable representation or warranty shall survive until, but only for purposes of, the resolution of the matter covered by such notice. If the legal proceeding or written claim with respect to which an Expected Claim Notice has been given is definitively withdrawn or resolved in favor of the Indemnified Party, the Indemnified Party shall promptly so notify the Indemnifying Party.

     6.5  Limitations.
          -----------

          (a) Notwithstanding anything to the contrary herein, (i) the aggregate liability of the Seller for Damages under Sections 6.1(a) and/or 6.1(b) shall not exceed and shall be limited to the Additional Consideration, and (ii) the Seller shall not be liable under Sections 6.1(a) and/or 6.1(b) unless and until the aggregate Damages for which it would otherwise be liable exceed $25,000 (at which point the Seller shall become liable for the aggregate Damages in excess of $25,000; provided, that, the limitations set forth in this sentence shall not
            --------  ----
apply to a claim pursuant to Sections 6.1(a) and/or 6.1(b) relating to a breach of the representations and warranties set forth in Sections 2.1 or 2.3 (or the portion of the Seller Certificate relating thereto) or to a breach of the covenants set forth in Article V. For purposes solely of this Article VI, all representations and warranties of the Seller in Article II (other than Section 2.21) shall be construed as if the term "material" and any reference to "Seller Material Adverse Effect" (and variations thereof) were omitted from such representations and warranties.

          (b) The rights of the Buyer under this Article VI shall be limited to the Additional Consideration, if any, plus up to $100,000 in cash from the
                                          ----
Seller; provided,  however, this limitation shall not apply to the rights of the
        --------   -------
Buyer under Section 6.1(e).

          (c) Except with respect to claims based on fraud, after the Closing, the rights of the Indemnified Parties under this Article VI shall be the exclusive remedy of the Indemnified Parties with respect to claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement contained in this Agreement.

     6.6  Treatment of Indemnity  Payments.  Any payments made to an Indemnified
          --------------------------------
Party pursuant to this Article VI shall be treated as an adjustment to the Purchase Price for tax purposes.

                                   ARTICLE VII

                                   DEFINITIONS

     For purposes of this Agreement, each of the following terms shall have the meaning set forth below.

     "ADR  Procedure"  shall  mean a  mutually  acceptable  alternative  dispute
      --------------
resolution procedure, which may be non-binding or binding upon the parties, as they agree in advance.

     "ADR Service" shall mean the chosen dispute  resolution  service for an ADR
      -----------
Procedure.

     "Acquired  Assets" shall mean all of the assets,  properties  and rights of
      ----------------
Seller primarily used in the Business existing as of the Closing, including:

          (a) all unbilled services that are payable to the Seller for products delivered by the Seller or for services provided by the Seller, together with any security held by the Seller for the payment thereof;

          (b) cash, equal to the accounts receivable, as set forth on the Final Closing Balance Sheet;

          (c) the computers, machinery, equipment, tools and tooling, furniture, fixtures, supplies, leasehold improvements, motor vehicles and other tangible personal property listed on Schedule 1.1(a);
                            ---------------

          (d) the leaseholds and subleaseholds in real property, and easements, rights-of-way and other appurtenants thereto listed on Schedule 1.1(a);
                                                       ---------------

          (e)  the Intellectual Property listed on Schedule 1.1(a);
                                                   ---------------

          (f)  all rights under Assigned Contracts;

          (g) all claims, prepayments, deposits, refunds, causes of action, choses in action, rights of recovery, rights of setoff and rights of recoupment applicable solely to the Business;

          (h)  the Permits listed on Schedule 1.1(a); and
                                     ---------------

          (i)  the  books,  records,   accounts,   ledgers,   files,  documents,
correspondence, lists (including customer and prospect lists), employment records, manufacturing and procedural manuals, Intellectual Property records, sales and promotional materials, studies, reports and other printed or written materials relating to the Acquired Assets.

     "Affiliate"  shall mean any  affiliate,  as defined in Rule 12b-2 under the
      ---------
Securities Exchange Act of 1934.

     "Agreed  Amount"  shall  mean part,  but not all,  of the  Claimed  Amount.
      --------------

     "Ancillary  Agreements" shall mean the Transition Services  Agreement,  the
      ---------------------
Master Services Agreement, bill of sale, trademark assignments and other instruments of conveyance referred to in Section 1.4(b)(iii) of this Agreement, the instrument of assumption and other instruments referred to in Section 1.4(b)(iv) of this Agreement, and the Registration Rights Agreement referred to in Section 1.7.

     "Assigned  Contracts" shall mean any contracts,  agreements or instruments,
      -------------------
whether written or oral, to which the Seller is a party which relate primarily to the Business, including any agreements or instruments securing any amounts owed to the Seller, any leases or subleases of real property, any employment contracts, the Blind Reader contracts associated with the foregoing customer contracts, and any licenses or sublicenses relating to Intellectual Property.

     "Assumed  Liabilities"  shall mean all of the following  liabilities of the
      --------------------
Seller (whether known or unknown, absolute or contingent, liquidated or unliquidated, due or to become due and accrued or unaccrued, and whether claims with respect thereto are asserted before or after the Closing):

          (a) all obligations of the Seller arising after the Closing under the Assigned Contracts; and

          (b) all liabilities and obligations of the Seller, including unearned income reflected on the Final Closing Balance Sheet, except for the Retained Liabilities.

     "Business" shall mean any and all business  associated with the Intelligent
      --------
Imaging business unit of the Seller primarily providing medical imaging services for pharmaceutical, biotech and medical device companies involved in clinical trials.

     "Buyer"  shall have the  meaning set forth in the first  paragraph  of this
      -----
Agreement.

     "Buyer Certificate" shall mean a certificate to the effect that each of the
      -----------------
conditions specified in clauses (a) through (c) (insofar as clause (c) relates to Legal Proceedings involving the Buyer) of Section 4.2 of this Agreement is satisfied in all respects.

     "Buyer Material Adverse Effect" shall mean a material adverse effect on the
      -----------------------------
assets, business, condition (financial or otherwise) or results of operations of the Buyer, taken as a whole.

     "CERCLA"  shall  mean the  federal  Comprehensive  Environmental  Response,
      ------
Compensation and Liability Act of 1980, as amended.

     "Claimed  Amount"  shall  mean  the  amount  of  any  Damages  incurred  or
      ---------------
reasonably expected to be incurred in good faith by the Indemnified Party.

     "Claim  Notice"  shall  mean  written  notification  which  contains  (i) a
      -------------
description of the Damages incurred or reasonably expected in good faith to be incurred by the Indemnified Party and the Claimed Amount of such Damages, to the extent then known, (ii) a statement that the Indemnified Party is entitled to indemnification under Article VI of this Agreement for such Damages and a reasonable explanation of the basis therefor, and (iii) a demand for payment (in the manner provided in Section 6.3 of this Agreement) in the amount of such Damages.

     "Closing" shall mean the closing of the  transactions  contemplated by this
      -------
Agreement.

     "Closing Date" shall mean October 25, 2001, or, if all of the conditions to
      ------------
the obligations of the Parties to consummate the transactions contemplated hereby (excluding the delivery at the Closing of any of the documents set forth in Article IV hereof) have not been satisfied or waived by such date, such mutually agreeable later date as soon as practicable (and in any event not later than three business days) after the satisfaction or waiver of all such conditions.

     "COBRA" shall have the meaning set forth in Section 5.10(c).
      -----

     "Code" shall mean the Internal Revenue Code of 1986, as amended.
      ----

     "Contracts" shall mean, for purposes of Section 1.3(b),  any fully executed
      ---------
contracts, agreements or instruments, to which the Seller is a party related primarily to the Business, including any agreements or instruments securing any amounts owed to the Seller, any leases or subleases of real property, any employment contracts and any licenses or sublicenses relating to Intellectual Property.

     "Controlling  Party"  shall mean the party  controlling  the defense of any
      ------------------
suit or proceeding relating to a third party claim for which indemnification is sought pursuant to Article VI of this Agreement.

     "Customer Deliverables" shall mean (a) the products related to the Business
      ---------------------
that the Seller (i) currently manufactures, markets, sells or licenses, or (ii) has manufactured, marketed, sold or licensed within the previous three years, or
(iii) currently plans to manufacture,  market, sell or license in the future and
(b) the services related to the Business that the Seller (i) currently provides, or (ii) has provided within the previous three years, or (iii) currently plans to provide in the future.

     "Damages"  shall mean any and all debts,  monetary  damages,  fines,  fees,
      -------
penalties, interest obligations, deficiencies, losses and expenses (including amounts paid in settlement, interest, court costs, costs of investigators, reasonable fees and expenses of attorneys, accountants, financial advisors and other experts, and other reasonable expenses of litigation).

     "Disclosure  Schedule" shall mean the disclosure  schedule  provided by the
      --------------------
Seller to the Buyer on the date hereof and accepted in writing by the Buyer.

     "Dispute" shall mean the dispute resulting if the Indemnifying Party in the
      -------
Response disputes its liability for all or part of the Claimed Amount.

     "Employee  Benefit Plan" shall mean any "employee pension benefit plan" (as
      ----------------------
defined in Section 3(2) of ERISA), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation.

     "Environmental  Law" shall mean any federal,  state or local law,  statute,
      ------------------
rule or regulation or the common law relating to the environment or occupational health and safety, including any statute, regulation, administrative decision or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including all endangered and threatened species;
(vi) storage tanks, vessels, containers, abandoned or discarded barrels and other closed receptacles; (vii) health and safety of employees and other persons; and (viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms "release" and "environment" shall have the meaning set forth in CERCLA.

     "ERISA" shall mean the Employee  Retirement Income Security Act of 1974, as
      -----
amended.

     "ERISA Affiliate" shall mean any entity which is, or at any applicable time
      ---------------
was, a member of (1) a controlled group of corporations (as defined in Section 414(b) of the Code), (2) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (3) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Seller or a Subsidiary.

     "Excluded Assets" shall mean the following assets of the Seller:
      ---------------

          (a) all trade and other accounts receivable and notes and loans receivable that are payable to the Seller, for products delivered or services provided, together with any security held by the Seller for the payment thereof;

          (b) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books and other documents relating to the organization and existence of the Seller as a corporation;

          (c)  all rights relating to refunds, recovery or recoupment of Taxes;

          (d) any of the rights of the Seller under this Agreement or under the Ancillary Agreements;

          (e) all assets of Seller that are not assets primarily of the Business; and

          (f)  those assets listed on Schedule 1.1(b) attached hereto.
                                      ---------------

     "Expected  Claim  Notice"  shall  mean a notice  that,  as a result a legal
      -----------------------
proceeding instituted by or claim made by a third party, the Indemnified Party reasonably expects to incur Damages.

     "Financial Statements" shall mean:
      --------------------

          (a) the unaudited balance sheets and unaudited statements of income, changes in stockholders' equity and cash flows of the Seller related to the Business as of and for the eight (8) month period ended on the Most Recent Balance Sheet Date, and

          (b) the Final Closing Balance Sheet and the unaudited consolidated statements of income, changes in stockholders' equity and cash flows for the nine (9) months ended as of the Closing Date.

     "Final  Closing  Balance Sheet" shall mean the final balance sheet prepared
      -----------------------------
in accordance with GAAP for the period ended on the Closing Date, and attached hereto as Exhibit L.

     "GAAP" shall mean United States generally accepted accounting principles.
      ----

     "Governmental  Entity"  shall  mean  any  court,   arbitrational  tribunal,
      --------------------
administrative   agency  or  commission  or  other  governmental  or  regulatory authority or agency.

     "Indemnified  Party"  shall  mean a party  entitled,  or  seeking to assert
      ------------------
rights, to indemnification under Article VI of this Agreement.

     "Indemnifying  Party"  shall  mean the party from whom  indemnification  is
      -------------------
sought by the Indemnified Party.

     "Intellectual Property" shall mean all intellectual property of Seller that
      ---------------------
is used primarily for the Business, including, but limited to the following:

          (a) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility model, certificate of invention and design patents, patent applications, registrations and applications for registrations;

          (b) trademarks or service marks, whether registered or under common law, trade dress, Internet domain names, logos, trade names and corporate names and registrations and applications for registration thereof;

          (c) copyrights and registrations and applications for registration thereof;

          (d) mask works and registrations and applications for registration thereof;

          (e)  computer software, data and documentation;

          (f) inventions, trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information;

          (g) other proprietary rights relating to any of the foregoing (including remedies against infringements thereof and rights of protection of interest therein under the laws of all jurisdictions); and

          (h)  copies and tangible embodiments thereof.

     "Internal  Systems" shall mean the internal  systems of the Seller that are
      -----------------
primarily used for the Business, including computer hardware systems, software applications and embedded systems used in the operation of the Business.

     "Lease" means any lease or sublease  applicable to the Business pursuant to
      -----
which the Seller leases or subleases from another party any real property.

     "Legal  Proceeding"  shall  mean  any  action,  suit,  proceeding,   claim,
      -----------------
arbitration or investigation before any Governmental Entity or before any arbitrator.

     "Materials of Environmental  Concern" shall mean any chemicals,  pollutants
      -----------------------------------
or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the Resource Conservation and Recovery Act), toxic materials, oil or petroleum and petroleum products or any other material subject to regulation under any Environmental Law.

     "Most Recent Balance Sheet" shall mean the unaudited  consolidated  balance
      -------------------------
sheet of the Seller related to the Business as of the Most Recent Balance Sheet Date.

     "Most Recent Balance Sheet Date" shall mean August 31, 2001.
      ------------------------------

     "Non-controlling Party" shall mean the party not controlling the defense of
      ---------------------
any suit or proceeding relating to a third party claim for which indemnification is sought pursuant to Article VI of this Agreement.

     "Ordinary  Course of Business"  shall mean the ordinary  course of business
      ----------------------------
consistent with past custom and practice.

     "Parties" shall mean the Buyer and the Seller.
      -------

     "Permits" shall mean all permits,  licenses,  registrations,  certificates,
      -------
orders, approvals, franchises, variances and similar rights issued by or obtained from any Governmental Entity and which (i) relate primarily to the Business and (ii) are material to the Business.

     "Purchase  Price" shall mean the purchase price to be paid by the Buyer for
      ---------------
the Acquired Assets at the Closing plus the Additional Consideration, as set forth in Section 1.3 of this Agreement.

     "Reasonable   Best  Efforts"  shall  mean  best  efforts,   to  the  extent
      --------------------------
commercially reasonable.

     "Response"  shall  mean  a  written  response  containing  the  information
      --------
provided for in Section 6.3(c).

     "Restricted  Employee" shall mean any person who either (i) was an employee
      --------------------
of the Buyer on either the date of this Agreement or the Closing Date or (ii) was an employee of the Seller on either the date of this Agreement or the Closing Date and received an employment offer from the Buyer within five business days following the Closing Date.

     "Retained  Liabilities"  shall mean any and all  liabilities or obligations
      ---------------------
(whether known or unknown, absolute or contingent, liquidated or unliquidated, due or to become due and accrued or unaccrued, and whether claims with respect thereto are asserted before or after the Closing) of the Seller which are not Assumed Liabilities. The Retained Liabilities shall include, without limitation, all liabilities and obligations of the Seller:

          (a)  any liability  associated  with the  Long-Term  Liability  Due to

Parent as set forth on the Final Closing Balance Sheet;

          (b)  for income,  transfer,  sales,  use or  other  Taxes  arising  in connection with the consummation of the transactions contemplated by this Agreement (including any income Taxes arising as a result of (i) the transfer by the Seller to the Buyer of the Acquired Assets, (ii) the Seller having an "excess loss account" (within the meaning of Treasury Regulation ss.1.1502-19) in the stock of any Subsidiary of the Seller, or (iii) the acceleration of any intracompany items pursuant to Treasury Regulation ss.1.1502-13));

          (c) for costs and expenses incurred in connection with this Agreement or the consummation of the transactions contemplated by this Agreement;

          (d)  under this Agreement or the Ancillary Agreements;

          (e)  for any  Taxes, including  deferred  taxes or taxes  measured  by income of the Seller earned prior to the Closing, any liabilities for federal or state income tax and FICA taxes of employees of the Seller which the Seller is legally obligated to withhold, any liabilities of the Seller for employer FICA and unemployment taxes incurred, and any liabilities of the Seller for sales, use or excise taxes or customs and duties;

          (f) under any agreements, contracts, leases or licenses which are listed on Schedule 1.1(b);
          ---------------

          (g) arising prior to the Closing under the Assigned Contracts, and all liabilities for any breach, act or omission by the Seller prior to the Closing under any Assigned Contract;

          (h) for repair, replacement or return of products manufactured or sold prior to the Closing, except to the extent set forth in the definition of Assumed Liabilities;

          (i) arising out of events, conduct or conditions existing or occurring prior to the Closing that constitute a violation of or non-compliance with any law, rule or regulation (including Environmental Laws), any judgment, decree or order of any Governmental Entity, or any Permit or that give rise to liabilities or obligations with respect to Materials of Environmental Concern;

          (j) to pay severance benefits to any employee of the Seller whose employment is terminated (or treated as terminated) in connection with the consummation of the transactions contemplated by this Agreement, and all liabilities resulting from the termination of employment of employees of the Seller prior to the Closing that arose under any federal or state law or under any Employee Benefit Plan established or maintained by the Seller; provided, that the Buyer is to assume, however, accrued vacation and sick time liabilities of the Seller arising from the Transferred Employees.

          (k) to indemnify any person or entity by reason of the fact that such person or entity was a director, officer, employee, or agent of the Seller or a Subsidiary or was serving at the request of the Seller or a Subsidiary as a partner, trustee, director, officer, employee, or agent of another entity
(whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, agreement, or otherwise);

          (l) injury to or death of persons or damage to or destruction of property occurring prior to the Closing (including any workers compensation claim); and

          (m) for medical, dental and disability (both long-term and short-term benefits), whether insured or self-insured, owed to employees or former employees of the Seller based upon (A) exposure to conditions in existence prior to the Closing or (B) disabilities existing prior to the Closing (including any such disabilities which may have been aggravated following the Closing).

     "Security  Interest" shall mean any mortgage,  pledge,  security  interest,
      ------------------
encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's, and similar liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation and (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business of the Seller and not material to the Seller.

     "Seller"  shall have the meaning set forth in the first  paragraph  of this
      ------
Agreement.

     "Seller  Certificate"  shall mean a certificate  to the effect that each of
      -------------------
the conditions specified in clauses (a) through (e) (insofar as clause (e) relates to Legal Proceedings involving the Seller or a Subsidiary) of Section
4.1 of this Agreement is satisfied in all respects.

     "Seller Intellectual  Property" shall mean the Intellectual  Property owned
      -----------------------------
by or licensed to the Seller and covering, incorporated in, underlying or used in connection with the Customer Deliverables or the Internal Systems.

     "Seller  Material  Adverse Effect" shall mean a material  adverse effect on
      --------------------------------
the  assets,  business,   condition  (financial  or  otherwise)  or  results  of
operations of the Business, taken as a whole.

     "Seller  Plan"  shall  mean  any  Employee  Benefit  Plan  maintained,   or
      ------------
contributed to, by the Seller, any Subsidiary or any ERISA Affiliate primarily for the benefit of the employees of the Business.

     "Software"  shall  mean any of the  software  owned by the  Seller and used
      --------
primarily in the Business.

     "Subsidiary",  individually, and "Subsidiaries",  collectively,  shall mean
      ----------
each corporation, partnership, limited liability company, joint venture or other business association or entity in which the Seller has, directly or indirectly, an equity interest representing 50% or more of the capital stock thereof or other equity interests therein or voting power thereof.

     "Taxes"  shall  mean all  taxes,  charges,  fees,  levies or other  similar
      -----
assessments or liabilities, including income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment, insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

     "Third  Party  Action"  shall  mean any suit or  proceeding  by a person or
      --------------------
entity other than a Party for which indemnification may be sought by a Party under Article VI.

     "Transferred  Employees"  shall  have the  meaning  set  forth  in  Section
      ----------------------
5.10(a).

                                  ARTICLE VIII

                                  MISCELLANEOUS

     8.1  Press Releases and  Announcements. Neither Party shall issue any press
          ---------------------------------
release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that
                                                        --------   -------
either Party may make any public disclosure it believes in good faith and upon advice of securities counsel is required by applicable law, regulation or stock market rule (in which case the disclosing Party shall use reasonable effort to advise the other Party and provide it with a copy of the proposed disclosure prior to making the disclosure).

     8.2  No Third  Party  Beneficiaries.  This  Agreement shall not  confer any
          ------------------------------
rights or remedies upon any person   other than the
Parties and their respective successors and permitted assigns.

     8.3  Entire Agreement.  This Agreement (including the documents referred to
          ----------------
herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, with respect to the subject matter hereof.

     8.4  Succession  and  Assignment.  This Agreement shall be binding upon and
          ---------------------------
inure to the benefit of the Parties named herein and their respective successors and permitted assigns. Neither Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided that the Buyer may assign some or all of its rights, interests and/or obligations hereunder to one or more Affiliates of the Buyer with the prior consent of Seller, which consent shall not be unreasonably withheld.

     8.5 Counterparts and Facsimile Signature. This Agreement may be executed in
         ------------------------------------
one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

     8.6  Headings.   The  section  headings  contained  in  this  Agreement are
          --------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     8.7  Notices.   All  notices,   requests,   demands,   claims,   and  other
          -------
communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

          If to the Seller:
          ----------------

          John S. Russell, Esq.
          Senior Vice President and General Counsel
          Quintiles Transnational Corp.
          Riverbirch Building, Suite 200
          4709 Creekstone Drive
          Durham, North Carolina  27703

          With a Copy to:
          --------------

          Gerald F. Roach, Esq.
          Smith Anderson Blount Dorsett Mitchell & Jernigan, L.L.P. 2500 First Union Capitol Center
          Raleigh, North Carolina  27602

          If to the Buyer:
          ---------------

          Mark L. Weinstein
          Chief Executive Officer
          Bio-Imaging Technologies, Inc.
          826 Newtown-Yardley Road
          Newtown, Pennsylvania  18940-1721

          With a Copy to:
          --------------

          William J. Thomas, Esq.
          Hale and Dorr LLP
          650 College Road East
          Princeton, New Jersey  08540

     Either Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Either Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     8.8  Governing  Law. This  Agreement  shall be governed by and construed in
          --------------
accordance with the internal laws (and not the law of conflicts) of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

     8.9 Amendments and Waivers. The Parties may mutually amend any provision of
         ----------------------
this Agreement at any time prior to the Closing. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the Parties. No waiver by either Party of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by either Party with respect to any default, misrepresentation, or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     8.10 Severability.  Any term or provision of this Agreement that is invalid
          ------------
or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

     8.11 Expenses. Except as set forth in Article VI, each Party shall bear its
          --------
own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     8.12   Submission   to   Jurisdiction.   Each  Party  (a)  submits  to  the
            ------------------------------
non-exclusive jurisdiction of any state or federal court sitting in Pennsylvania in any action or proceeding arising out of or relating to this Agreement or the Ancillary Agreements, and (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court. Either Party may make service on the other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 8.7. Nothing in this Section 8.12, however, shall affect the right of either Party to serve legal process in any other manner permitted by law.

     8.13  Specific  Performance.  Each Party  acknowledges  and agrees that the
           ---------------------
other Party would be damaged irreparably in the event any of the provisions of this Agreement (including

Sections 5.1, 5.2, 5.3 and 5.4 hereof) are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Party agrees that the other Party shall be entitled to an injunction and other equitable relief to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

     8.14  Construction.
           ------------

          (a) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against either Party.

          (b) Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

          (c) Any reference herein to "including" shall be interpreted as "including without limitation".

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                       BIO-IMAGING TECHNOLOGIES, INC.



                                       By:/s/Mark L. Weinstein
                                          --------------------------------------
                                          Mark L. Weinstein
                                          President and Chief Executive Officer



                                        QUINTILES, INC.



                                        By:/s/Joseph J. Colatuno
                                           -------------------------------------
                                           Joseph J. Colatuno
                                           President






       [signature page to Quintiles/Bio-Imaging Asset Purchase Agreement]